Gladstone Commercial Corporation Reports Results for the Third Quarter Ended September 30, 2021

Please note that the limited information that follows in this press release is not adequate to make an informed investment judgment.

MCLEAN, VA, November 1, 2021 (ACCESSWIRE) -- Gladstone Commercial Corporation (Nasdaq: GOOD) ("Gladstone Commercial" or the "Company") today reported financial results for the third quarter ended September 30, 2021. A description of funds from operations, or FFO, FFO as adjusted for comparability, and Core FFO, all three non-GAAP (generally accepted accounting principles in the United States) financial measures, are located at the end of this press release. All per share references are to fully-diluted weighted average shares of common stock and Non-controlling OP Units, unless otherwise noted. For further detail, please also refer to both the quarterly financial supplement and the Company's Quarterly Report on Form 10-Q, which can be retrieved from the investors section of our website at www.gladstonecommercial.com.

Summary Information (dollars in thousands, except share and per share data):

	As of and for the three months ended
	September 30, 2021	June 30, 2021	$ Change	% Change
Operating Data:
Total operating revenue	$34,334	$33,371	$963	2.9%
Total operating expenses	(25,498)	(24,987)	(511)	2.0%
Other expense, net	(4,338)	(6,263)	1,925	(30.7)%
Net income	$4,498	$2,121	$2,377	112.1%
Less: Dividends attributable to preferred stock	(2,868)	(2,856)	(12)	0.4%
Less: Series D Preferred Stock offering costs write off	—	(2,141)	2,141	(100.0)%
Less: Dividends attributable to senior common stock	(170)	(177)	7	(4.0)%
Net income (loss) available (attributable) to common stockholders and Non-controlling OP Unitholders	$1,460	$(3,053)	$4,513	(147.8)%
Add: Real estate depreciation and amortization	14,760	14,191	569	4.0%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$16,220	$11,138	$5,082	45.6%
Add: Convertible senior common distributions	170	177	(7)	(4.0)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$16,390	$11,315	$5,075	44.9%
Add: Series D Preferred Stock offering costs write off	—	2,141	(2,141)	(100.0)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted, as adjusted for comparability	$16,390	$13,456	$2,934	21.8%

Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	16,220	11,138	5,082	45.6%
Add: PACE financing amortization, net	—	41	(41)	(100.0)%
Add: Asset retirement obligation expense	22	29	(7)	(24.1)%
Add: Series D preferred stock offering costs write off	—	2,141	(2,141)	(100.0)%
Add: Unrealized loss on interest rate hedging instruments	145	—	145	100.0%
(Less) Add: Acquisition related expenses	(46)	63	(109)	(173.0)%
Less: Bad debt write off	(56)	—	(56)	(100.0)%
Less: Tenant legal settlement, net	(1,773)	—	(1,773)	(100.0)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$14,512	$13,412	$1,100	8.2%
Add: Convertible senior common distributions	170	177	(7)	(4.0)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$14,682	$13,589	$1,093	8.0%

Share and Per Share Data:

Net income (loss) available (attributable) to common stockholders and Non-controlling OP Unitholders - basic and diluted	0.04		(0.08)	0.12	(150.0)%
FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.44		0.30	0.14	46.7%
FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.44		0.30	0.14	46.7%
FFO available to common stockholders and Non-controlling OP Unitholders - diluted, as adjusted for comparability	0.44		0.36	0.08	22.2%
Core FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.39		0.37	0.02	5.4%
Core FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.39		0.37	0.02	5.4%
Weighted average shares of common stock and Non-controlling OP Units outstanding - basic	37,025,773		36,651,761	374,012	1.0%
Weighted average shares of common stock and Non-controlling OP Units outstanding - diluted	37,558,558		37,209,799	348,759	0.9%
Cash dividends declared per common share and Non-controlling OP Unit	$0.37545		$0.37545	$—	—%

Financial Position
Real estate, before accumulated depreciation	$1,179,106	(1)	$1,152,302	$26,804	2.3%
Total assets	$1,104,794		$1,089,224	$15,570	1.4%
Mortgage notes payable, net, borrowings under revolver, net and borrowings under term loan, net	$674,052		$660,059	$13,993	2.1%
Total equity and mezzanine equity	$371,806		$375,002	$(3,196)	(0.9)%
Properties owned	127	(1)	121	6	5.0%
Square feet owned	15,700,949	(1)	15,538,585	162,364	1.0%
Square feet leased	97.7%		96.5%	1.2%	1.2%
(1)Includes one property classified as held for sale of $6.6 million and 42,213 square feet.

Third Quarter Activity:
•Collected 100% of cash rents: Collected 100% of cash rents due during July, August, and September;
•Acquired property: Purchased six fully-occupied industrial properties for $26.7 million in the aggregate, with approximately 162,364 square feet of total rented space, at a weighted average cap rate of 7.55%;
•Renewed leases: Renewed 104,446 square feet with remaining lease terms ranging from 0.3 to 10.4 years at three of our properties;
•Leased vacant space: Leased 176,214 vacant square feet to a rated, investment grade company, with a lease term of 5.3 years at our Austin, Texas property;
•Borrowed remainder of term loan: Borrowed the remaining $15.0 million commitment on our $65.0 million term loan;
•Issued common stock under ATM program: Issued 216,837 shares for net proceeds of $4.8 million;
•Issued Series F Preferred Stock: Issued 171,373 shares for net proceeds of $3.9 million; and
•Paid distributions: Paid monthly cash distributions for the quarter totaling $0.37545 per share on our common stock and Non-controlling OP Units, $0.414063 per share on our Series E Preferred Stock, $0.375 per share on our Series F Preferred Stock, $0.375 per share on our Series G Preferred Stock, and $0.2625 per share on our senior common stock.

Third Quarter 2021 Results: Core FFO available to common shareholders and Non-controlling OP Unitholders for the three months ended September 30, 2021 was $14.7 million, an 8.0% increase when compared to the three months ended June 30, 2021, equaling $0.39 per share. Core FFO increased primarily due to lease acceleration rent at two of our properties and additional rent from the leasing efforts during the quarter, which includes leasing vacant space.

Net income available to common stockholders and Non-controlling OP Unitholders for the three months ended September 30, 2021 was $1.5 million, or $0.04 per share, compared to net loss attributable to common stockholders and Non-controlling OP Unitholders for the three months ended June 30, 2021 of $3.1 million, or $0.08 per share. A reconciliation of Core FFO to net income (loss) for the three months ended September 30, 2021 and June 30, 2021, which we believe is the most directly comparable GAAP measure to Core FFO, and a computation of basic and diluted Core FFO per weighted average share of common stock and Non-controlling OP Unit and basic and diluted net income (loss) per weighted average share of common stock and Non-controlling OP Unit is set forth in the Summary Information table above.

Subsequent to the end of the quarter:
•Collected 100% of October cash rent: Collected 100% of October cash rent owed;
•Renewed leases: Renewed 42,900 square feet with a remaining lease term of 10 years at one of our properties;
•Issued common stock under ATM program: Issued 378,495 shares for net proceeds of $8.0 million;
•Issued Series F Preferred Stock: Issued 33,572 shares for net proceeds of $0.8 million; and
•Declared distributions: Declared monthly cash distributions for October, November, and December 2021, totaling $0.375825 per share on our common stock and Non-controlling OP Units, $0.414063 per share on our Series E Preferred Stock, $0.375 per share on our Series F Preferred Stock, $0.375 per share on our Series G Preferred Stock, and $0.2625 per share on our senior common stock.

Comments from Gladstone Commercial’s President, Bob Cutlip: "Our financial results reflect consistent performance and stabilized revenues from our tremendous same store property occupancy, rent collection and growth, accretive real estate investments made during 2020 and the first nine months of 2021, and our ability to renew tenants, as well as our deleveraging and capital recycling programs. We had an excellent start to 2021, by investing $45.9 million in eight industrial assets in our target markets. We have continued our capital recycling program, whereby we have sold non-core assets and used the proceeds to de-lever our portfolio, as well as acquire properties in our target growth markets. We have successfully exited two non-core assets so far during 2021, and we have additional non-core assets we anticipate selling in the next one to two years that we believe will result in capital gains. We will continue to opportunistically sell non-core assets and redeploy the proceeds into stronger target growth markets with a focus on industrial investment opportunities. While we expect to face challenges due to the continuing COVID-19 pandemic, we feel strongly about the depth of our tenant credit underwriting. We have collected 100% of third quarter cash rents and 100% of October cash rents. We anticipate our tenants will successfully navigate the current economic climate and will be able to continue operating successfully when remaining operating restrictions are fully lifted and economic normalcy returns. Despite economic uncertainty, so far during 2021, we were able to lease 675,096 vacant square feet with five tenants and renew 811,774 square feet with nine tenants. Notably, we have leased 176,214 previously vacant square feet at our Austin, Texas property, which reflects approximately 57% of the building. We are in good standing on our credit facility, which continues to provide us added financial flexibility. We amended our credit facility early in the year to add a $65.0 million term loan to help fund acquisitions. During the year we also raised $100.0 million with the issuance of our new 6.00% Series G Preferred Stock and used the majority of the proceeds to redeem our 7.00% Series D Preferred Stock, saving on dividend costs and lowering our overall cost of capital. We are actively marketing our remaining vacant space and anticipate positive outcomes. We expect to continue to have access to the debt and equity markets, as necessary, for added liquidity. We are extremely pleased with our solid performance over the last several years. We believe our same store rents, which have increased by 2% annually in recent years, should be continuing to rise as we grow. We will continue to primarily focus on investing in our target markets, with an emphasis on industrial properties and actively managing our portfolio. We are looking forward to continued growth and success for our shareholders."

Conference Call: Gladstone Commercial will hold a conference call on Tuesday, November 2, 2021, at 8:30 a.m. EDT to discuss its earnings results. Please call (877) 407-9045 to enter the conference call. An operator will monitor the call and set a queue for questions. A conference call replay will be available beginning one hour after the call and will be accessible through November 9, 2021. To hear the replay, please dial (877) 660-6853 and use playback conference number 13722589. The live audio broadcast of the Company's quarterly conference call will also be available on the investors section of our website, www.gladstonecommercial.com.

About Gladstone Commercial: Gladstone Commercial Corporation is a real estate investment trust focused on acquiring, owning, and operating net leased industrial and office properties across the United States. Including payments through October 2021, Gladstone Commercial has paid 202 consecutive monthly cash distributions on its common stock. Prior to paying distributions on a monthly basis, Gladstone Commercial paid five consecutive quarterly cash distributions. Gladstone Commercial has never skipped, reduced or deferred a distribution on its common stock or preferred stock since its inception in 2003. Further information can be found at www.gladstonecommercial.com.

About the Gladstone Companies: Information on the business activities of the Gladstone family of funds can be found at www.gladstonecompanies.com.

Investor Relations: For Investor Relations inquiries related to any of the monthly distribution-paying Gladstone family of funds, please visit www.gladstonecompanies.com.

Non-GAAP Financial Measures:

FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment losses on property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with an additional context for evaluating its financial performance and as a supplemental measure to compare it to other REITs; however, comparisons of its FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.

FFO as adjusted for comparability: FFO as adjusted for comparability is FFO adjusted for certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include the adjustment for non-recurring expense adjustments related to the write off of offering costs pertaining to redeemed securities. Although the Company’s calculation of FFO as adjusted for comparability differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs, the Company believes it is a meaningful supplemental measure of its operating performance. Accordingly, FFO as adjusted for comparability should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core FFO: Core FFO is FFO adjusted for certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include the adjustment for acquisition related expenses, gains or losses from early extinguishment of debt and any other non-recurring expense adjustments. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs, the Company believes it is a meaningful supplemental measure of its operating performance. Accordingly, Core FFO should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.

The Company’s presentation of FFO, as defined by NAREIT, FFO as adjusted for comparability, or presentation of Core FFO, does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

The statements in this press release regarding the forecasted stability of Gladstone Commercial’s income, its ability, plans or prospects to re-lease its unoccupied properties, and grow its portfolio are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on Gladstone Commercial’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, Gladstone Commercial’s ability to raise additional capital; availability and terms of capital and financing, both to fund its operations and to refinance its indebtedness as it matures; downturns in the current economic environment; the performance of its tenants; the impact of competition on its efforts to renew existing leases or re-lease space; and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by its forward-looking statements are disclosed under the caption "Risk Factors" of its Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 16, 2021, and other reports filed with the SEC. Gladstone Commercial cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Gladstone Commercial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Gladstone Commercial Corporation
+1-703-287-5893